Exhibit 32.2

          In connection with the Quarterly Report on Form 10-Q for the quarter ended February 29, 2008 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.

Date: March 28, 2008

By:	/s/ Howard S. Frank

Howard S. Frank Vice Chairman of the Board of Directors and Chief Operating Officer

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